Exhibit 99.1

Nancy Buese Senior Vice President and Chief Financial Officer March 13, 2009

Non-GAAP Measures This presentation utilizes the Non-GAAP financial measures of Adjusted EBITDA and Distributable Cash Flow. We define Adjusted EBITDA as net income, plus (i) depreciation, amortization, accretion, and impairment expense; (ii) interest expense; (iii) amortization of deferred financing costs; (iv) disposal of PP&E; (v) non-cash derivative activity; and (vi) non-cash compensation expense. Adjusted EBITDA is not a measure of performance calculated in accordance with GAAP, and should not be considered in isolation or as a substitute for net income, income from operations, or cash flow as reflected in our financial statements. Adjusted EBITDA is presented because such information is relevant and is used by management, industry analysts, investors, lenders, and rating agencies to assess the financial performance and operating results of our fundamental business activities. Management believes that the presentation of Adjusted EBITDA is useful to lenders and investors because of its use in the midstream natural gas industry and for master limited partnerships as an indicator of the strength and performance of our ongoing business operations. Additionally, management believes that Adjusted EBITDA provides additional and useful information to our investors for trending, analyzing, and benchmarking our operating results from period to period as compared to other companies that may have different financing and capital structures. The presentation of Adjusted EBITDA allows investors to view our performance in a manner similar to the methods used by management and provides additional insight to our operating results. In general, we define Distributable Cash Flow as net income, plus (i) depreciation, amortization, accretion and impairment expense; (ii) non-cash earnings from unconsolidated affiliates; (iii) distributions from / contributions to unconsolidated affiliates net of growth capital expenditures; (iv) non-cash compensation expense; (v) non-cash derivative activity; (vi) disposal of PP&E; and (vii) the subtraction of maintenance capital expenditures. Distributable Cash Flow is a significant liquidity metric used by our senior management to compare basic cash flows generated by us to the cash distributions we expect to pay partners. Distributable cash flow is also an important Non-GAAP financial measure for our limited partners since it serves as an indicator of our success in providing a cash return on investment. Distributable cash flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships such as ours because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership pays to a unit holder). The GAAP measure most directly comparable to Adjusted EBITDA and Distributable Cash Flow is net income. Please see the Appendix and slide 16 for reconciliations of Adjusted EBITDA and Distributable Cash Flow, respectively, to net income.

What is an MLP? A Master Limited Partnership (MLP) is a company that is structured as a limited partnership rather than a C corporation. Limited partnership interests (units) are traded on public exchanges just like corporate stock (shares). The key differentiating factor is taxes – MLPs do not pay corporate level taxes. Instead, taxes are paid (on a partially deferred basis) by the limited partner unitholders. What qualifies as an MLP? To qualify as an MLP, a partnership must receive at least 90% of its income from qualifying sources such as natural resource activities, interest, dividends, real estate rents, income from sale of real property, gain on sale of assets, and income / gain from commodities or commodity futures. Structure comparison Typical MLP C Corp Corporate level tax Unitholder / shareholder level tax Tax shield on distributions / dividends Tax reporting K-1 1099 General partner   Incentive distribution rights Voting rights

What are Incentive Distribution Rights (IDRs)? At inception, MLPs establish agreements between the general partner and limited partners that outline the percentage of total cash that is allocated between the GP and LP unitholders. As cash distributions increase, the GP receives an increasingly higher percentage of the incremental cash distributions. Most partnerships reach a tier in which the GP is receiving 50% of incremental cash distributions. This is known as the 50/50 or “high splits” tier. The theory is that the GP is motivated to build the partnership, increase the partnership’s cash flow, and raise the quarterly cash distribution to reach higher tiers, which benefits the GP and LP holders. IDR Example LP distribution LP% GP% up to Tier 1 98% 2% $2.00 Tier 2 85% 15% $2.50 Tier 3 75% 25% $3.00 Tier 4 50% 50% >$3.50

Why is MarkWest unique? In early 2008, MarkWest Energy Partners acquired its General Partner (MarkWest Hydrocarbon, Inc), which eliminated the IDR structure. The benefits of the merger include: Improved cost of equity capital as a result of the elimination of IDRs Provides better returns to common unitholders from organic growth projects Enhances our competitive position for new acquisitions Immediate accretion to cash available for distribution per common unit Reduces the costly duplication of services required to maintain two public companies

MarkWest Overview Midstream MLP with no incentive distribution rights and a successful track record of quality growth and financial performance High-quality assets serving very prolific natural gas basins in U.S. Top-ranked in customer satisfaction Diverse portfolio of approved expansion projects Strong balance sheet that pre-funds the 2009 capital program Focused on sustainable distributions for unitholders

Geographic Footprint



- **Michigan**
  - 250-mile interstate crude pipeline
  - 90-mile gas gathering pipeline
- **East Texas**
  - 500 MMcf/d gathering capacity
  - 280 MMcf/d processing plant
- **Western Oklahoma**
  - 145 MMcf/d gathering capacity
  - 160 MMcf/d processing plant
- **Southeast Oklahoma**
  - 700 MMcf/d gathering capacity
  - Centrahoma processing JV
- **Other Southwest**
  - 12 gas gathering systems
  - 4 lateral gas pipelines
- **Javelina**
  - Refinery off-gas processing, fractionation, and transportation facilities
- **Appalachia**
  - Five processing plants with combined 330 MMcf/d processing capacity
  - 600K Gal/d NGL fractionation facility
  - 11 million gallon storage capacity
  - 80-mile NGL pipeline
  - Joint venture with Midstream & Resources to develop midstream infrastructure in the Marcellus shale
- **Starfish (50% equity ownership)**
  - West Cameron dehydration facility
  - 1.2 Bcf/d Stingray interstate pipeline

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Long-term Marcellus Joint Venture Development Plans

- **High-pressure gathering**
  - Over 100+ miles of high-pressure trunkline and 20+ compressor stations
  - MarkWest standalone rich-gas gathering capacity of 150+ MMcf/d
  - Columbia/MarkWest rich-gas gathering capacity of 175+ MMcf/d
- **Processing capacity**
  - 4 processing plants with up to 330 MMcf/d of processing capacity
  - Market outlets to Columbia Gas Transmission and National Fuel
- **NGL Infrastructure**
  - Fractionation capacity of up to 20,000+ Bbl/day
  - Propane sales marketed by truck, pipeline, and rail
  - Normal butane, iso-butane, and natural gasoline marketed by truck, pipeline, and rail



Pennsylvania
Propane pipeline to TEPPCO
Houston Plant Complex
Processing and fractionation capacity
NGL product pipeline and rail yard
Majorsville Plants
Cryogenic plants and pipeline
Area to be served by MarkWest gathering infrastructure
West Virginia
Ohio
Area to be served by Columbia Gas and MarkWest joint gathering and compression facilities

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“MarkWest Energy Named #1 in Natural Gas Midstream Services Customer Satisfaction” Most Recent EnergyPoint Research, Inc. Customer Satisfaction Survey Growth Driven by Customer Satisfaction R A N G E RESOURCES

Distribution Growth Since IPO


156% Distribution Growth since IPO in May 2002 (16% CAGR)
$0.70
$0.60
$0.50
$0.40
$0.30
$0.20
$0.10
$0.00
3Q02
4Q02
1Q03
2Q03
3Q03
4Q03
1Q04
2Q04
3Q04
4Q04
1Q05
2Q05
3Q05
4Q05
1Q06
2Q06
3Q06
4Q06
1Q07
2Q07
3Q07
4Q07
1Q08
2Q08
3Q08
4Q08
Common Unit Distribution

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Risk Management Program Year ended December 31, 2008 Net Operating Margin(1) by Contract Type (1) Net Operating Margin is calculated as revenue less purchased product costs. Year ended December 31, 2008 Net Operating Margin(1) including Hedges Fee-Based 25% POP&POI 42% Keep-Whole 33% Hedged 46% Fee-Based 26% Commodity Based 28%

Capital Structure 274.1 8-1/2% Senior Notes due 2016 4.0x 4.1x 49% $ 289.1 $ 2,377.5 $ 1,204.5 $ 1,173.0 498.8 215.3 184.7 $ 3.3 As of December 31, 2008 ($ in millions) Adjusted EBITDA / Interest Expense (1) Total Debt / Capitalization Total Debt / LTM Adjusted EBITDA (1) Total Capitalization Total Debt 8-3/4% Senior Notes due 2018 Total Partners' Capital 6-7/8% Senior Notes due 2014 Credit Facility LTM Adjusted EBITDA(1) Cash (1) Adjusted EBITDA and interest expense calculated in accordance with Credit Facility covenants.

 142.2 Distributions paid to common unitholders $ 198.1 DCF available to common unitholders (72.9) Interest expense (7.2) Maintenance capital expenditures (0.1) Non-cash losses from unconsolidated affiliates 0.4 Distributions from unconsolidated affiliates, net of growth capital (15.0) Provision for income tax – current 3.8 Other 53.8 Provision for income tax – deferred 15.0 Provision for income tax – current 1.39x $ 289.1 3.1 72.9 14.9 (263.1) 184.4 $ 208.1 Year ended December 31, 2008 Non-cash compensation expense ($ in millions) Depreciation, amortization, accretion, and impairments Non-cash derivative activity Distribution Coverage Ratio Other Adjusted EBITDA Interest expense Net income Distributable Cash Flow and Distribution Coverage

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